Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, Amendment No. 4, of our report dated May 6, 2008 relating to the financial statements of Raycliff Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/    Rothstein, Kass & Company, P.C.

Roseland, New Jersey

May 9, 2008